Exhibit 99.1

MCEWEN MINING: Q2 2021 RESULTS

TORONTO, Aug 4, 2021 - McEwen Mining Inc. (NYSE: MUX) (TSX: MUX) today reported its second quarter (Q2) and first half (H1) results for the period ended June 30th, 2021.

•	Our operations delivered strong production results in line with our expectations, and we are on track to meet our 2021 production guidance of 141,000 to 160,400 GEOs.

•	We continue to execute on our turnaround strategy and have made significant progress both from an operational and a financial perspective (see Tables 1-3 below). We expect this trend to continue to the remainder of 2021, as the Froome mine at the Fox Complex reaches commercial production in Q4.

•	On July 6, 2021, we announced that a subsidiary that holds 100% of the Los Azules copper project will be raising financing for the continued development of that project, as well as to fund a modest exploration program for its Elder Creek copper exploration property in Nevada. McEwen Copper is seeking to raise up to $80 million in a private offering and Rob McEwen has committed the first $40 million dollars.

•	Our quarterly webcast will take place on Thursday, August 5th at 2 pm EDT. Please see the details below.

Table 1. Production and costs Q2 & H1 2021 ended June 30th, 2021 compared Q2 & H1 2020

% Increase (Decrease) 2021 vs. 2020	Production (GEOs)(1)		Cash Costs ($/GEO)(2)		AISC ($/GEO)(2)
	Q2	H1	Q2	H1	Q2	H1
Gold Bar Mine, Nevada	131%	41%	(17%)	(13%)	(34%)	(25%)
Fox Complex, Canada	223%	17%	(71%)	(22%)	(67%)	(29%)
San José Mine, Argentina(3)	102%	46%	(14%)	(9%)	2%	(8%)
El Gallo Project, Mexico	(32%)	(46%)	Residual leaching(4)

Table 2. Liquidity at June 30th, 2021 and December 31st, 2020

(Millions of Dollars)	Q2 2021 ended June 30th, 2021	Q4 2020 ended Dec 31st, 2020
Cash and cash equivalents	42.2	20.8
Liquid assets	48.9	25.9
Working capital	30.0	7.9
Long-term debt principal	50.0	50.0

Table 3. Financial results Q2 & H1 2021 ended June 30th, 2021 compared Q2 & H1 2020

(Millions of Dollars)	2021		2020
	Q2	H1	Q2	H1
Revenue	40.7	64.5	18.3	49.7
Cash gross profit (loss)	9.6	9.7	(4.1)	(1.1)
Gross profit (loss)	4.1	(0.9)	(8.9)	(12.6)
Net loss	(6.0)	(18.5)	(19.8)	(119.0)
Net loss per share	(0.01)	(0.04)	(0.05)	(0.30)

Operations Update

Gold Bar Mine, USA (100% Interest)

Gold Bar produced 14,100 GEOs in Q2 at total cash costs(2) and all-in sustaining costs (AISC)(2) of $1,463 and $1,619 per GEO sold, respectively. This compares to 6,100 GEOs in Q2 2020 at total cash costs and AISC of $1,772 and $2,462 per GEO, respectively. The cost decrease is driven by the increase in production and by the significant operational improvements we have been continuing to work through over the past year. We expect to see this trend continue into the second half of 2021.

Exploration is focusing on testing near-mine targets and further defining oxide resources on the neighboring Tonkin property. During the quarter we incurred exploration expenses of $1.3 million of a total $5.0 million budget for 2021.

Fox Complex, Canada (100% Interest)

Black Fox produced 7,100 GEOs in Q2 at total cash costs and AISC of $917 and $1,088 per GEO sold, respectively. This compares to 2,200 GEOs in Q2 2020 at total cash costs and AISC of $3,121 and $3,332 per GEO, respectively. Mining has transitioned to the Froome deposit and is performing to plan, commercial production expected in Q4 2021.

We remain focused on our principal exploration goal of cost-effectively discovering and extending gold deposits adjacent to our existing operations to contribute to near-term gold production. During the quarter we incurred exploration expenses of $3.5 million of a total $9.0 million budget for 2021.

A Preliminary Economic Assessment (PEA) to expand the production from the Fox Complex is expected to be released in the second half of the year, following additional drilling and resource estimate updates at the Stock and Grey Fox properties.

San José Mine, Argentina (49% Interest)

Our attributable production from San José in Q2 was 9,300 gold ounces and 607,000 silver ounces, for a total of 18,200 GEOs(3). For Q2, total cash costs and AISC were $1,105 and $1,500 per GEO sold, respectively. This compares to 9,000 GEOs in Q2 2020 at total cash costs and AISC of $1,280 and $1,476 per GEO, respectively. In Q2 2020, operations at San José were adversely impacted by government-imposed COVID-19 restrictions.

We received $2.6 million and $7.6 million in dividends in Q2 and H1, respectively, compared to $0.3 million dividends received during the same periods in 2020.

El Gallo Project, Mexico (100% Interest)

In Q2, El Gallo produced 1,300 GEOs from residual leaching of the heap leach pad. Incremental residual leaching cost for the period was $2.7 million(4). The residual leaching activities at El Gallo are expected to wind down in early 2022.

Los Azules Copper Project, Argentina (100% Interest)

On July 6, 2021, we announced the formation of a wholly-owned subsidiary to hold the Los Azules Copper project (“McEwen Copper”) and to raise financing to advance the project to a preliminary feasibility study and to construct a road to the project providing year-round access compared to the current 5-month seasonal access window. McEwen Copper will hold the Los Azules assets as well as the Elder Creek exploration project in Nevada. McEwen Copper is seeking to raise up to $80 million in a private offering.

Table 4 below provides production and cost results for Q1, Q2 and H1 2021 and comparative results from 2020:

	Q1		Q2		H1		FY2021 Guidance Range
	2021	2020	2021	2020	2021	2020
Total Production
Gold (oz)	23,300	29,200	31,700	15,700	55,000	44,900	110,500 – 127,900
Silver (oz)	493,200	553,200	611,700	359,400	1,104,900	912,600	2,300,000 – 2,450,000
GEOs(1)	30,600	35,100	40,700	19,200	71,300	54,200	141,000 – 160,400
Gold Bar Mine, Nevada
GEOs(1)	7,400	9,100	14,100	6,100	21,500	15,200	37,000 – 45,000
Cash Costs ($/GEO)(1)(3)	1,865	1,887	1,463	1,772	1,598	1,840
AISC ($/GEO)(1)(3)	1,934	2,177	1,619	2,462	1,725	2,293
Fox Complex, Canada
GEOs(1)	5,200	8,300	7,100	2,200	12,300	10,500	27,500 – 32,500
Cash Costs ($/GEO)(1)(3)	1,262	838	917	3,121	1,066	1,369
AISC ($/GEO)(1)(3)	1,560	1,339	1,088	3,332	1,282	1,803
San José Mine, Argentina (49%)(4)
Gold (oz)	9,500	9,000	9,300	5,500	18,800	14,500	41,500 – 44,500
Silver (oz)	492,300	551,900	607,000	358,700	1,099,600	910,600	2,300,000 – 2,450,000
GEOs(1)	16,700	14,900	18,200	9,000	34,800	23,900	72,000 – 77,000
Cash Costs ($/GEO)(1)(3)	1,088	1,138	1,105	1,280	1,097	1,207
AISC ($/GEO)(1)(3)	1,328	1,592	1,500	1,476	1,418	1,535
El Gallo Project, Mexico
GEOs(1)(6)	1,300	2,700	1,300	1,900	2,500	4,600	4,500 – 5,900

Notes:

1.	Gold Equivalent Ounces (GEOs) are calculated based on a gold to silver price ratio of 68:1 for Q1 and Q2 2021, 94:1 for Q1 2020, 104:1 for Q2 2020, and 75:1 for full year 2021 Production Guidance.
2.	Cash gross profit, cash costs per ounce, all-in sustaining costs (AISC) per ounce, and liquid assets are non-GAAP financial performance measures with no standardized definition under U.S. GAAP. For a description of the non-GAAP measures see "Non-GAAP Financial Measures" section in this press release; for the reconciliation of the non-GAAP measures to the closest U.S. GAAP measures, see the Management Discussion and Analysis for the year ended December 31st, 2020 filed on EDGAR and SEDAR.
3.	Represents the portion attributable to us from our 49% interest in the San José Mine.
4.	Both cash costs and AISC per GEO no longer represent key metrics used by management to evaluate residual leaching at the El Gallo Project. For this reason, the Company has ceased relying on, and disclosing, cash costs and all-in-sustaining costs per ounce as a key metric.

For the SEC Form 10-Q Financial Statements and MD&A refer to: http://www.sec.gov/cgi-bin/browse-edgar?action=getcompany&CIK=0000314203

Conference Call and Webcast

Management will discuss our Q2 2021 financial results and project developments and follow with a question-and-answer session. Questions can be asked directly by participants over the phone during the webcast.

Thursday, August 5th, 2021 at 2:00 pm EDT

To call into the conference call over the phone, please register here:

http://www.directeventreg.com/registration/event/8736718

Audience URL:

https://event.on24.com/wcc/r/3196783/B8184C2B5BFBD82CE09D9A0FF3149FB8

The webcast will be archived on McEwen Mining's website at https://www.mcewenmining.com/media following the call.

COVID-19

All our operations have implemented rigorous health and safety measures to prevent the spread of the COVID-19 virus. Currently, the COVID-19 pandemic is not materially affecting our operations, or our future plans and objectives.

Reliability of Information Regarding San José

Minera Santa Cruz S.A., the owner of the San José Mine, is responsible for and has supplied to the Company all reported results from the San José Mine. McEwen Mining's joint venture partner, a subsidiary of Hochschild Mining plc, and its affiliates other than MSC do not accept responsibility for the use of project data or the adequacy or accuracy of this release.

Technical Information

The technical contents of this news release have been reviewed and approved by G. Peter Mah, P.Eng., COO of McEwen Mining and a Qualified Person as defined by Canadian Securities Administrators National Instrument 43-101 "Standards of Disclosure for Mineral Projects."

CAUTIONARY NOTE REGARDING NON-GAAP MEASURES

In this release, we have provided information prepared or calculated according to United States Generally Accepted Accounting Principles ("U.S. GAAP"), as well as provided some non-U.S. GAAP ("non-GAAP") performance measures. Because the non-GAAP performance measures do not have any standardized meaning prescribed by U.S. GAAP, they may not be comparable to similar measures presented by other companies.

Cash Costs and All-in Sustaining Costs

Cash costs consist of mining, processing, on-site general and administrative costs, community and permitting costs related to current operations, royalty costs, refining and treatment charges (for both doré and concentrate products), sales costs, export taxes and operational stripping costs, and exclude depreciation and amortization. All-in sustaining costs consist of cash costs (as described above), plus accretion of retirement obligations and amortization of the asset retirement costs related to operating sites, sustaining exploration and development costs, sustaining capital expenditures, and sustaining lease payments. Both cash costs and all-in sustaining costs are divided by the gold equivalent ounces sold to determine cash costs and all-in sustaining costs on a per ounce basis. We use and report these measures to provide additional information regarding operational efficiencies on an individual mine basis, and believe that these measures provide investors and analysts with useful information about our underlying costs of operations. A reconciliation to production costs applicable to sales, the nearest U.S. GAAP measure is provided in McEwen Mining's Quarterly Report on Form 10-Q for the quarter ended June 30, 2021.

Cash Gross Profit

Cash gross profit is a non-GAAP financial measure and does not have any standardized meaning under GAAP. We use cash gross profit to evaluate our operating performance and ability to generate cash flow; we disclose cash gross profit as we believe this measure provides valuable assistance to investors and analysts in evaluating our ability to finance our ongoing business and capital activities. The most directly comparable measure prepared in accordance with GAAP is gross profit or loss. Cash gross profit is calculated by adding back the depreciation and depletion expense to gross profit or loss. A reconciliation to gross profit, the nearest U.S. GAAP measure is provided in McEwen Mining's Quarterly Report on Form 10-Q for the quarter ended June 30, 2021.

Liquid assets

The term liquid assets used in this report is a non-GAAP financial measure. We report this measure to better understand our liquidity in each reporting period. Liquid assets is calculated as the sum of the Balance Sheet line items of cash and cash equivalents, restricted cash and investments, plus ounces of doré held in precious metals inventories valued at the London PM Fix spot price at the corresponding period. A reconciliation to the nearest U.S. GAAP measure is provided in McEwen Mining's Quarterly Report on Form 10-Q for the quarter ended June 30, 2021.

CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed, as at the date of this news release, McEwen Mining Inc.'s (the "Company") estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, effects of the COVID-19 pandemic, fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the corporation to receive or receive in a timely manner permits or other approvals required in connection with operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves, and other risks. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Mining's Annual Report on Form 10-K for the fiscal year ended December 31, 2020 and other filings with the Securities and Exchange Commission, under the caption "Risk Factors", for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

This news release and the information included herein do not constitute an offer to buy or the solicitation of an offer to subscribe for or to buy any of the securities described herein, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by the management of McEwen Mining Inc.

ABOUT MCEWEN MINING

McEwen Mining is a diversified gold and silver producer and explorer focused in the Americas with operating mines in Nevada, Canada, Mexico and Argentina.

CONTACT INFORMATION:
Investor Relations: (866)-441-0690 Toll Free (647)-258-0395 Mihaela Iancu ext. 320 info@mcewenmining.com

Website: www.mcewenmining.com

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